UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007
COMPASS DIVERSIFIED TRUST
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     Effective May 23, 2007, Compass Group Diversified Holdings LLC (the “Company”), a subsidiary of Compass Diversified Trust (the “Trust” and, together with the Company, collectively “CODI,” “us” or “we”), entered into an amendment (the “Amendment”) to its credit facility dated as of November 21, 2006 (the “Credit Agreement”) that was previously entered into with a group of lenders (collectively, the “Lenders”) led by Madison Capital Funding LLC (“Madison”) as Agent for all Lenders. The Credit Agreement was amended (i) to increase the Company’s borrowing capacity under the Credit Agreement to $300 million, and (ii) to permit certain acquisitions of $5 million or less to meet the definition of, a “permitted eligible acquisition” under the Credit Agreement, exempt of certain of the requirements. All other material terms and conditions of the Credit Agreement were unchanged.
     The foregoing brief description of the Amendment is not meant to be exhaustive and is qualified in its entirety by the Amendment itself, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Section 3 Securities and Trading Markets
Item 3.03 Material Modification to Rights of Security Holders
     On May 25, 2007 the Trust held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Trust’s shareholders (the “Shareholders”) approved an amendment (the “Amendment”) to the Amended and Restated Trust Agreement, dated as of April 25, 2006 (the “Trust Agreement”), of Compass Diversified Trust among the Company, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, and the Regular Trustees named therein. The Amendment provides that, in the event it is determined by the Sponsor, acting through the Board of Directors, that the Trust is, or is reasonably likely to be, required to issue Schedules K-1 to Shareholders, or if the Board of Directors determines that it is otherwise reasonable and prudent to do so, the Sponsor may, in lieu of the procedures set forth in the Trust Agreement and without Shareholder consent, amend or amend and restate the Trust Agreement as necessary so that with respect to any or all periods the Trust will be treated as a partnership for federal income tax purposes and to provide for those provisions that are customary, necessary or useful for an entity treated as a partnership for federal income tax purposes.
     The foregoing brief description of the Amendment is not meant to be exhaustive and is qualified in its entirety by the Amendment itself, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
4.1	Amendment No. 1 to the Amended and Restated Trust Agreement, dated as of April 25, 2006, of Compass Diversified Trust among the Company, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, and the Regular Trustees named therein.

10.1	Amendment to the Credit Agreement among Compass Group Diversified Holdings LLC, the financial institutions party thereto and Madison Capital Funding LLC, dated as of November 21, 2006.

99.1	Press Release dated May 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2007	COMPASS DIVERSIFIED TRUST
	By:	/s/ James Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2007	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James Bottiglieri
James J. Bottiglieri
Chief Financial Officer